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                                                                   Exhibit 10(i)


                             AGREEMENT AND RELEASE



THE STATE OF TEXAS   )
                     )   KNOW ALL MEN BY THESE PRESENTS:
COUNTY  OF  HARRIS   )




         This Agreement and Release is made and entered into between Virgil Neil Swift (hereinafter referred to as "Mr. Swift"), whose current address is 2807 Trail Lodge, Kingwood, Texas 77339 and Swift Energy Company (hereinafter referred to as "Company"), with current business address at 16825 Northchase, Houston, Texas 77060. This Agreement and Release is made in light of the following:

                                  RECITALS:

         Company desires to reach an agreement with Mr. Swift for the gradual separation of Mr. Swift from Company as an employee. In order to reach agreement with Mr. Swift to assume a gradually reduced role and work schedule with the Company, and one which will provide him with certain security in the form of compensation and benefits, Mr. Swift and Company have agreed to enter into this Agreement and Release, which Mr. Swift and Company acknowledge is to their mutual benefit.




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         NOW THEREFORE, in consideration of the above recitals and the promises to be kept hereunder, Mr. Swift and the Company make the following agreement:

                                   AGREEMENT:

         1.      Upon execution hereof, the parties agree to do the following:

                 A. Employee Status: Subject to the terms and provisions of this Agreement, Mr. Swift will remain an employee of the Company and retain his position as Executive Vice President of the Company for a term beginning June 1, 1994 and continuing thereafter through June 1, 1999, unless earlier terminated in accordance with Subsection G. of this Section 1. of this Agreement.

                 B. Duties: Mr. Swift will provide advisory and consultation services to the officers and directors of the Company, concentrating his efforts in the areas of new business development, natural gas marketing and storage, oil and gas exploration and production operations, stock and partnership matters and public relations presentations, and such other activities as may be designated from time to time by the President of the Company, hereinafter collectively referred to as "services." Mr. Swift will report directly to the President of Company.

                 C. Health Insurance: While Mr. Swift is an employee of the Company under this Agreement, the Company will continue to provide Mr. Swift with substantially the same health insurance coverage as Mr. Swift is currently entitled to receive under currently existing policies and procedures of the Company and Company insurance policies as each of them may be amended from time to time, subject to eligibility or coverage requirements of any health insurance plans, policies or procedures.

                 D. Place and Time of Performance: While Mr. Swift is an employee of the Company under this Agreement, Mr. Swift will provide services to the Company during normal Company business hours at the Company's principal place of business in Houston, Texas, as follows:




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
                                  Years          Minimum Hours     Minimum Hours
                          Beginning   Ending     Per Work Week        Per Year
                          -------------------    -------------        --------
         1st year         6/1/94      5/31/95      30 hours             1560
         2nd year         6/1/95      5/31/96      24 hours             1248
         3rd year         6/1/96      5/31/97      20 hours             1040
         4th year         6/1/97      5/31/98      20 hours             1040
         5th year         6/1/98      5/31/99      20 hours             1040

         It is understood that Mr. Swift need not work the exact minimum number of hours specified above for each work week during the year, so long as Mr. Swift accumulates the total minimum number of hours specified above for the year and averages the minimum number of hours specified above for each work week during the year. The number of hours worked each week, including any accumulation of hours over the minimum number of hours specified above for the week, shall be reported semi-monthly to the Company on the Company's time sheets. Any accumulation of hours worked in a week, over the minimu number of hours, may be used to offset hours below the minimum number of hours worked in another work week. Provided, however, except in the case of an emergency requiring absence from the office, Mr. Swift shall advise and obtain the consent of the President of the Company prior to being absent from the office for one (1) full week or more.

                 E. Reduced Salary: Mr. Swift's salary shall be reduced to the amount per semi-monthly pay period shown as "Reduced Salary" in Exhibit "A," attached hereto and made a part hereof, less normal federal deductions for FICA and withholding ("Reduced Salary").
         Annual upward adjustments to the Reduced Salary may be made in accordance with the determinations of the Compensation Committee of the Board of Directors of the Company but in no case will such adjustments be less than an annual cost-of-living adjustment for inflation, which shall be calculated annually beginning on June 1, 1995 and each June 1st thereafter, while Mr. Swift is an employee of the Company under this Agreement, based upon the cost-of-living adjustment as computed by the Social Security Administration (for its annuitants) for the previous year; provided, however, such annual adjustment for inflation shall only be made if there is an upward adjustment for inflation. There shall be no downward adjustments to the Reduced Salary while Mr. Swift is an employee of the Company under this Agreement. Notwithstanding the foregoing, Mr. Swift shall be entitled to be considered for participation in any bonuses established by




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         the Board of Directors based upon his Reduced Salary and while
         Mr. Swift is an employee of the Company under this Agreement, he shall be entitled to be considered for participation in the Company's group medical and dental insurance plan, accidental death and dismemberment insurance, long-term disability insurance, universal life insurance policies, group term life insurance policies, 401(k) Plan, or Employee Stock Purchase Plan, if allowed under the eligibility requirements or policies for all participants therein, as those eligibility requirements or policies may change from time to time, although due to the reduced hours of work provided for herein after June 1, 1995, IT IS ANTICIPATED THAT MR. SWIFT WILL NOT BE ELIGIBLE TO PARTICIPATE UNDER ANY OF THESE PLANS OR POLICIES AFTER JUNE 1, 1995.

                 F.       Consideration for Non-Competition:   In consideration
         of Mr. Swift's continued compliance with Sections 3 and 4 of this Agreement (whether or not Mr. Swift continues as an employee of the Company under this Agreement), the Company shall pay to Mr. Swift four equal annual installments of the amount shown as "Non-Competition Payment" on Exhibit "A," less normal federal deductions, if any ("Non-Competition Payment"), beginning upon the signing of this Agreement and continuing on July 1 of each succeeding year (for three additional years), so long as Mr. Swift is in compliance with Sections 3 and 4 of this Agreement.

                 G. Early Termination: Either party hereto may terminate Mr. Swift's employment under this Agreement at any time, for any or no reason, upon at least two weeks prior written notice of termination given to the other party, subject to the following:

                                  (1)  Prior to Change of Control:  In the
                 event Mr. Swift's employment hereunder is terminated by either party prior to, or by Mr. Swift after, a "Change of Control," as defined below in this Subsection G. of this Section 1., Mr. Swift shall continue to receive the Non-Competition Payment as provided above in F. of this Section 1 so long as Mr. Swift is in compliance with Sections 3 and 4 of this Agreement, but shall not continue to receive Mr. Swift's Reduced Salary under this Agreement. Mr. Swift's continued receipt of the Non-Competition, shall be Company's sole liability to Mr. Swift in the event of early termination of employment of Mr. Swift by the Company prior to a "Change of Control," as defined at (3) below of this Subsection G. of this Section 1.




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                                  (2)  After Change of Control:  In the event
                 Mr. Swift's employment is terminated by the Company, after, by, on account of, or in connection with, a "Change of Control," as defined below in this Subsection G. of this
                 Section 1. (it being the intent of the parties that Mr. Swift's Reduced Salary will be protected in the event of a Company takeover, whether friendly or unfriendly), Mr. Swift shall:

                                  (a) receive the remaining unpaid balance of Mr. Swift's Reduced Salary (calculated from the effective date of termination through May 31, 1999), in a single lump sum payment, discounted at the rate of eight percent (8%) per annum, within fifteen (15) days from and after the date of termination of Mr. Swift by the Company, and

                                  (b)      continue to receive Mr. Swift's
                          Non-Competition Payment as provided in F. of this
                          Section 1 so long as Mr. Swift is in compliance with
                          Section 3 and Subsection A. of Section 4 of this Agreement and Mr. Swift shall, in such event, no longer be required to comply with the provisions of Subsection B. of Section 4 of this Agreement.

                 The payments provided for above in Subsection G.(2) of this
                 Section 1 shall be Company's sole liability to Mr. Swift in the event of early termination of employment of Mr. Swift by the Company after a "Change of Control."

                                  (3) Change of Control: "Change of Control," for purposes of this Agreement, shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers:

                                  (i) Any person, including a group as defined in Section (3)(d) (3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the voting stock of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast.

                                  (ii)  As a result of, or in connection with,
                          any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the above, persons who were directors of the Company immedi-




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                          ately prior to such event shall cease to constitute
                          a majority of the Board;

                                  (iii)  The stockholders of the Company shall
                          approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

                                  (iv)  A tender offer or exchange offer is
                          made for shares of the Company's Common Stock (other than one made by the Company), and shares of Common Stock are acquired thereunder ("Offer").

                 H. While Mr. Swift in an employee of the Company under this Agreement, Mr. Swift shall continue to be entitled to reimbursement of the normal and customary business expenses of the same type and character as Mr. Swift is currently entitled to receive under the current policies and procedures of the Company as they may be amended from time to time.

         2. Mr. Swift, on behalf of himself and his successors, heirs, assigns, executors, attorneys, agents, representatives, and any other person claiming by, through or under him, unconditionally and forever RELEASES, ACQUITS and DISCHARGES Company, its owners, successors, directors, officers, employees, former employees, consultants, agents and assigns (hereinafter collectively referred to as "RELEASED PARTIES") from any and all claims, charges, causes of action, rights, damages, losses, liabilities and demands, whether based upon statute or in tort, contract, or any other legal or equitable theory of recovery, which Mr. Swift now has or may have, of any kind or character, now known, including, but not limited to, any claim for salary, compensation, benefits, expenses, compensatory and exemplary




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damages, (statutory or common law), interest, attorney's fees, costs, and any form of declaratory or injunctive relief, arising from, attributable to, related to (i) Mr. Swift's employment with Company; (ii) the entry into this Agreement and Release; (iii) the change of Mr. Swift's employment status from an at-will employee to having this contract of employment for a specific term subject to early termination as hereinabove provided in Section 1 of this Agreement and Release; (iv) any alleged discriminatory, retaliatory, tortious, contractual and/or improper actions towards Mr. Swift now known; and (v) any and all other acts or omissions related to any matter arising from the employment of Mr. Swift by Company up to and including the date of the execution of this Agreement and Release. This release includes, but is not limited to, any claims of wrongful employment actions, discrimination (based on age or any other factor), including claims brought under the Employee Retirement Income Security Act, Age Discrimination in Employment Act of 1967, Older Workers Benefit Protection Act of 1992, Title VII of the Civil Rights Act of 1964, or the Texas Commission on Human Rights Act, the Texas Workers' Compensation Act, retaliation, slander, intentional and/or negligent infliction of emotional distress, mental anguish, breach of an implied covenant of good faith and fair dealing, negligent training or supervision, conspiracy, or any other alleged unlawful or wrongful conduct, whether arising




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under any federal or state statutes, regulation or the common law (contract, tort or other) of any jurisdiction.

         3. This Agreement and Release and its terms shall be maintained in strict confidence by Mr. Swift, his spouse and representatives. Mr. Swift and his spouse agree that they will not disclose, directly or indirectly, the terms of this Agreement and Release or any communications, written, verbal or otherwise, constituting or concerning the negotiation of this Agreement and Release, to any third person, apart from each other unless required to do so by a court of competent jurisdiction.

         4. Mr. Swift agrees that as an officer and director and key employee of Company, there was and is a relationship of trust and confidence between himself and Company with respect to information applicable to the business of Company. In this regard, Mr. Swift recognizes and agrees that Company possesses and will continue to possess information that has been created, discovered or developed, or made known to the Company, by himself and others during the period of, or arising out of, his employment, which information has commercial value in the business in which the Company is engaged. All of such information shall be deemed proprietary to Company. In consideration of the promises and payments by Company as contained herein, Mr. Swift agrees:





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                 A.  To keep confidential such proprietary information,
         including, but not limited to all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, designs, formulas, developmental or experimental work, computer programs, data bases, customer lists, business plans, reserve information, geophysical and geological information, financial information, or other subject matter pertaining to any part of the business of Company or its licensees during the term of this Agreement.

                 B. During the period June 1, 1994, through May 31, 2001, but subject to release of Mr. Swift's obligations hereunder after a Change of Control, as defined, Mr. Swift further agrees:

                          (1) Without the express prior written consent of the Conflicts of Interest Committee of the Board of Directors, Mr. Swift will not serve as an employee, officer, director or consultant, or in any other similar capacity or make investments (other than open market investments in no more than five percent (5%) of the outstanding stock of any publicly traded company) in or on behalf of any person, firm, corporation, association or other entity whose activities compete with the activities of Company where such employment may involve assisting such competitor with activities which compete with those now existing or contemplated as of this date; provided, however, Company recognizes that Mr. Swift is currently considering a less than 5% investment in a private company by the name of Syncrude Development Corporation ("Syncrude"), whose business is the research and development of a process to convert natural gas to diesel oil, and that Company is not currently engaged in such business, and therefore, Mr. Swift's prospective investment in Syncrude is specifically excluded from this Subsection B. of this
                 Section 4., as is any future investment made by Mr. Swift in oil and gas properties owned by the Company which investments are made on the same terms (or terms more favorable to the Company) as those offered to unaffiliated third parties, and

                          (2) That he will not solicit, recruit or hire, or assist any person, firm, corporation, association or other entity in the solicitation, recruitment or hiring of any person now engaged by Company as an employee, officer, director or consultant.



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         5.      The parties agree that this Agreement is not intended to (i)
release any stock ownership or stock options owned by Mr. Swift as of the date of this Agreement, (ii) adversely affect, in any way, his vested 401K retirement plan, (iii) adversely affect Mr. Swift's ability to enforce the provisions of this Agreement in the future, or (iv) adversely affect any interests in oil and gas wells or properties owned by Mr. Swift on the date of execution of this Agreement and Release.

         6. With the limited exception of (iii) of the preceding Section 5., Mr. Swift agrees not to sue or initiate against Company or the other RELEASED PARTIES, any action, proceedings or compliance review, or to participate in same as a party, individually or as a member of a class, under any contract, express or implied, law or regulation, whether federal, state or local, pertaining in any manner whatsoever to Mr. Swift's employment with Company under this Agreement and Release, or any matter covered by the releases contained in this Agreement and Release.

         7. Mr. Swift is bound to this Agreement and Release. Anyone who succeeds to his rights or responsibilities, such as the heirs or the executor of his estate, is also bound.

         8. This Agreement and Release succeeds, replaces, and merges all previous agreements and discussions between Mr. Swift




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and Company, or their respective attorneys and agents, relating to the same or similar subject matters and constitutes the entire agreement between Mr. Swift and Company with respect to its subject matter. This Agreement and Release may not be changed or terminated orally, and no change, termination or waiver of this Agreement and Release or any of its provisions shall be made binding unless made in writing and signed by all parties. For any breach of this Agreement, the Parties agree to look exclusively to their rights under the terms hereof.

          9. Any disputes with respect to this Agreement shall be resolved by submitting such disputes to arbitration with the American Arbitration Association in Houston, Texas. The parties shall bear equally all expenses of such arbitration unless the arbitrators determine that a different allocation would be more equitable. The aware of the arbitrators will be the exclusive remedy of the parties for all claims, counterclaims, issues or accounting presented or plead to the arbitrators. Nothing in this Section shall prevent either party from seeking provisional injunctive relief pending arbitration, by applying to any court of competent jurisdiction.

         10. This Agreement and Release shall be interpreted and construed in accord with, and shall be governed by, the laws of the State of Texas.





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         11.     In making this Agreement and Release, no promises or
representations of any kind have been made to Mr. Swift by the RELEASED PARTIES or anyone acting for them except as is expressly stated in this Agreement and Release.

         12. If any provision of this Agreement and Release shall be held invalid or unenforceable, or if any provision of this Agreement and Release is held invalid or unenforceable with respect to particular circumstances, the balance of this Agreement shall remain in full force and effect in its other provisions and in all other circumstances.

         13. Mr. Swift and Company acknowledge that Mr. Swift has seven (7) days following the execution of this Agreement and Release to revoke this Agreement. Any such revocation by Mr. Swift must be in writing and received by Company at its corporate offices on or before the seventh calendar day after he has executed this Agreement and Release.

         14. Mr. Swift has fully informed himself of the terms, contents, conditions and effects of this Agreement and Release, Mr. Swift was provided an original draft of this Agreement and Release on or about February 15, 1994, has engaged in negotiations with the Company with respect thereto, and has made several




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changes from the original document and has received at least three (3)
subsequent drafts hereof.   Mr. Swift acknowledges that: he was given this
final Agreement and Release on May 5, 1994; that he has been given at least 45 days prior to its execution to consider it; THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT AND RELEASE; that he is over the age of eighteen (18) years old, of sound mind and otherwise competent to execute this Agreement and Release; and that he is entering into this Agreement and Release knowingly and voluntarily and without any undue influence or pressures.

         15. Notwithstanding anything to the contrary herein contained, Sections 2 through this Section 15 hereof shall survive termination of Mr. Swift's employment hereunder.

                 EXECUTED in duplicate this 14th day of June, 1994, but effective June 1, 1994.


                                        SWIFT ENERGY COMPANY

/s/  VIRGIL NEIL SWIFT                  By /s/  A. EARL SWIFT, PRESIDENT
- ------------------------                   -------------------------------
     Virgil Neil Swift                          A. Earl Swift, President




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THE STATE OF TEXAS  )
                    )
COUNTY  OF  HARRIS  )


         BEFORE ME, the undersigned authority, on this day personally appeared VIRGIL NEIL SWIFT, known to me to be the person whose name is subscribed to the foregoing instrument, and expressly acknowledged to me that he has read the same, that such is true, and that he has executed the same freely and voluntarily, for the purposes and consideration herein expressed.

         SUBSCRIBED AND SWORN TO before me, the undersigned authority, on this _____ day of ____________, 1994, to certify which, witness my hand and seal of office.


                                             ___________________________________
                                             NOTARY PUBLIC in and for
                                             The State of Texas

(Seal)
                                             ___________________________________
                                              (Printed or Typed Name of Notary)

                                             My commission expires: ____________





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THE STATE OF TEXAS  )
                    )
COUNTY  OF  HARRIS  )


         BEFORE ME, the undersigned authority, on this day personally appeared
A. EARL SWIFT, by and on behalf of Swift Energy Company, known to me to be the person whose name is subscribed to the foregoing instrument, and expressly acknowledged to me that he has read the same, that it is true and that he has executed the same on behalf of Swift Energy Company as its authorized representative for the purposes and consideration herein expressed.

         SUBSCRIBED AND SWORN TO before me, the undersigned authority, on this ___ day of _____________, 1994, to certify which, witness my hand and seal of office.


                                             ___________________________________
                                             NOTARY PUBLIC in and for
                                             The State of Texas


                                             ___________________________________
                                              (Printed or Typed Name of Notary)


                                             My commission expires: ____________





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